UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

BOWATER INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	1-8712	62-0721803
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Bowater Incorporated 55 East Camperdown Way P.O. Box 1028 Greenville, South Carolina	29602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 271-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2008, AbitibiBowater Inc. (the “Company”), the parent company of Bowater Incorporated (“Bowater”), completed its previously announced sale of $350 million aggregate principal amount of 8.0% Convertible Notes due 2013 (the “Convertible Notes”) to Fairfax Financial Holdings Limited (“Fairfax”). The Convertible Notes, which are guaranteed by Bowater), were issued pursuant to an Indenture dated April 1, 2008, by and among the Company, Bowater, and The Bank of New York Trust Company, N.A., as trustee (the “Convertible Notes Indenture”).

The Convertible Notes bear interest at a rate of 8% per annum or 10% per annum if the Company elects to pay interest through the issuance of additional Convertible Notes as “pay in kind”. Interest on the Convertible Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2008. The Convertible Notes will mature on April 15, 2013.

The Convertible Notes are convertible into shares of common stock of the Company at any time prior to the close of business on the business day immediately preceding the maturity date based on an initial conversion rate of 100 shares per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $10.00 per share), subject to certain antidilution adjustments. The conversion of the full amount of the Convertible Notes is subject to filings under the Hart-Scott-Rodino Antitrust Improvements Act. In the event of a “fundamental change” (defined as a change in control of the Company or termination of trading of the Company’s common stock), the Company must give holders of the Convertible Notes the opportunity to sell their Convertible Notes to the Company at a purchase price of 110% of their principal amount, plus accrued interest. The Convertible Notes Indenture also includes customary covenants and events of default.

The foregoing descriptions of the Convertible Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the Convertible Notes Indenture, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in response to Item 1.01 with respect to the Convertible Notes is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	8% Senior Convertible Notes due 2013 Indenture, dated April 1, 2008, by and among AbitibiBowater Inc., Bowater Incorporated and The Bank of New York Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED

By:	/s/ William G. Harvey
Name: William G. Harvey Title: Vice President and Treasurer

Dated: April 7, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	8% Senior Convertible Notes due 2013 Indenture, dated April 1, 2008, by and among AbitibiBowater Inc., Bowater Incorporated and The Bank of New York Trust Company, N.A.

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